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                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                             Telephone: 612-347-7000
                                Fax: 612-347-7077





                                                                     EXHIBIT 5.1





                                 April 25, 2001


Net4Music Inc.
6210 Bury Drive
Eden Prairie, Minnesota  55346-1718

Ladies/Gentlemen:

         We are acting as corporate counsel to Net4Music Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 78,000 shares of Common Stock (the "Shares") currently owned by selling shareholders of the Company and 4,347,736 shares of Common Stock (the "Warrant Shares") to be acquired by selling shareholders upon the exercise of certain stock purchase warrants and conversion rights (the "Conversion Shares").

         In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws.

         3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Shares and the Conversion Shares.

         4.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Company's Articles of Incorporation validly authorize the Shares registered pursuant to the Registration Statement.


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         2.       The Shares to be sold by the selling shareholders named in the
Registration Statement are validly issued and outstanding, fully paid and nonassessable.

         3. Upon exercise or conversion in accordance with the terms and conditions of the warrants and the conversion rights, the Conversion Shares to be sold by the selling shareholders named in the Registration Statement will be validly issued, fully paid and nonassessable.

                                            Very truly yours,

                                            FREDRIKSON & BYRON, P.A.


                                            By /s/ Melodie R. Rose